UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
January 4, 2010

SCOLR Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31982	91-1689591
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

19204 North Creek Parkway, Suite 100
Bothell, WA 98011
(Address of principal executive offices)

(425) 368-1050
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Agreement.

On January 4, 2010, SCOLR Pharma, Inc., a Delaware corporation (the “Company” or “SCOLR”), and Perrigo Company of South Carolina, Inc. (“Perrigo”), entered into an Amendment Number Three to Manufacture, License and Distribution Agreement (the “Amendment”) to that certain Manufacture, License and Distribution Agreement between the Company and Perrigo dated as of October 20, 2005, as amended (the “Agreement”).

The Amendment is effective as of January 1, 2010 and provides for a reduction in the royalties due to SCOLR on sales by Perrigo of products licensed under the Agreement.  Additionally, the Amendment provides for a change to the methodology for calculation of “net profits” for purposes of determining the amount of such royalties.  Pursuant to the Amendment, Perrigo will pay SCOLR a royalty equal to 20% of Perrigo’s net profits on sales of licensed products, as calculated in accordance with the Amendment.  The reduction in royalties is intended by SCOLR and Perrigo to enable Perrigo to price the licensed products on a more competitive basis.  The reduction in the applicable royalty rate is expected initially to provide a period of reduced revenue attributable to the Agreement, however, it is expected that consumer-favorable pricing of the licensed products will increase total sales in the longer term.

Additionally, the Amendment eliminates Perrigo’s exclusivity rights with respect to use of SCOLR’s proprietary controlled delivery technology (CDT®) in three out of the five product categories in which Perrigo had previously enjoyed exclusivity.  The Amendment also eliminates Perrigo’s right to request the development of additional dietary supplement products utilizing SCOLR’s CDT® technology.

This current report on Form 8-K contains forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expected revenue impact of the Amendment referred to herein.   These forward-looking statements involve risks and uncertainties, including activities, events or developments that we expect, believe or anticipate will or may occur in the future. A number of factors could cause actual results to differ from those indicated in the forward-looking statements, including competition, government regulation and approvals, and general economic conditions. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission. Such filings are available on our website or at www.sec.gov. You are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in the forward-looking statements. We undertake no obligation to publicly update or revise forward-looking statements to reflect subsequent events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOLR PHARMA, INC.
Dated: January 4, 2010	By:	/s/ Stephen J. Turner
President and Chief Executive Officer